Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232515
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Amount of Registration Fee(1)
2.400% Senior Notes due 2027	$350,000,000	$38,185

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To prospectus dated September 17, 2020)
Office Properties Income Trust
$350,000,000 2.400% Senior Notes due 2027
We are offering $350,000,000 aggregate principal amount of our 2.400% senior notes due 2027, or the notes.
Interest on the notes will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2022.
The notes will mature on February 1, 2027, unless previously redeemed. We may redeem, at our option, the notes in whole at any time or in part from time to time before they mature at a redemption price that includes a “Make-Whole Amount” as described under the caption “Description of the Notes — Optional Redemption of the Notes.” If the notes are redeemed on or after January 1, 2027 (one month prior to their stated maturity date), the Make-Whole Amount for the notes will be zero.
The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing such secured indebtedness), and structurally subordinated to all indebtedness and other liabilities and any preferred equity of our subsidiaries.
The notes constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 2 of the accompanying prospectus, as well as the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, or our Annual Report.
	Per Note	Total
Public offering price(1)	99.883%	$349,590,500
Underwriting discount	0.600%	$2,100,000
Proceeds, before expenses, to Office Properties Income Trust	99.283%	$347,490,500

(1)
Plus accrued interest, if any, from the date the notes are issued, if settlement occurs after that date.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about August 13, 2021.

Joint Book-Running Managers
BofA SecuritiesPNC Capital Markets LLCWells Fargo Securities
Citigroup	RBC Capital Markets	US Bancorp
Joint Lead Managers
BMO Capital Markets	Mizuho Securities	Regions Securities LLC	SMBC Nikko	Truist Securities
Co-Managers
Ramirez & Co., Inc.	Barclays	FHN Financial Securities Corp.
Morgan Stanley	UBS Investment Bank
The date of this prospectus supplement is August 10, 2021.

Prospectus Supplement
References in this prospectus supplement to “we,” “us,” “our” and “OPI” mean Office Properties Income Trust and its consolidated subsidiaries, except in the sections entitled “The Offering” and “Description of the Notes” or unless the context otherwise requires.
This prospectus supplement contains a description of this offering, including the terms of the notes. A description of our debt securities generally is set forth in the accompanying prospectus under the section entitled “Description of Debt Securities.” This prospectus supplement and the information incorporated by reference herein may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement, including the information incorporated by reference herein, is inconsistent with the accompanying prospectus, including the information incorporated by reference therein, this prospectus supplement, including the information incorporated by reference herein, will supersede that information in the accompanying prospectus (or the information incorporated by reference therein).
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus issued by us in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us, as well as information we previously filed with the SEC that is incorporated by reference, is accurate only as of the respective dates of such documents or other dates as may be specified therein. Our business, financial condition, results of operations, liquidity and prospects may have changed since those respective dates.

SUMMARY
Our Company
We are a real estate investment trust, or REIT, formed in 2009 under Maryland law. As of June 30, 2021, our wholly owned properties were comprised of 181 properties with approximately 24.1 million rentable square feet and we had noncontrolling ownership interests of 51% and 50% in two unconsolidated joint ventures that own three properties totaling approximately 0.4 million rentable square feet. As of June 30, 2021, our properties have an undepreciated carrying value of approximately $3.9 billion, including approximately $41.2 million classified as held for sale, and a depreciated carrying value of approximately $3.4 billion. As of June 30, 2021, our properties were leased to 345 different tenants, with a weighted average remaining lease term (based on annualized rental income) of approximately 5.9 years. The U.S. government is our largest tenant, representing approximately 22.0% of our annualized rental income as of June 30, 2021, and approximately 38.6% of our annualized rental income as of June 30, 2021 was paid by government tenants, which includes the U.S. government, state governments, municipalities and government contractors. As of June 30, 2021, we had leases at our properties with tenants who represented approximately 4.7% of our annualized rental income that were scheduled to expire through December 31, 2021. Of these leases, tenants who represented approximately 1.4% of our annualized rental income as of June 30, 2021 were at properties that were sold in July 2021. During the trailing twelve month period ending June 30, 2021, we entered new leases and lease renewals totaling approximately 1.9 million rentable square feet. The term annualized rental income as used herein is defined as the annualized contractual base rents from our tenants pursuant to our lease agreements as of June 30, 2021, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization. The following charts set forth certain geographic and tenant concentration information regarding our property portfolio as of June 30, 2021:

(1)
Excludes Baltimore.

(2)
Includes the U.S. government, state governments, municipalities and government contractors.

Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 219-1440.
COVID-19 Pandemic
The novel coronavirus and its related variants, or collectively, the COVID-19 pandemic, and the various governmental and market responses intended to contain and mitigate the spread of the virus and its detrimental public health impact have had a significant impact on the global economy, including the U.S. economy. We are continuing to closely monitor the impact of the COVID-19 pandemic on all aspects of our business. Our business is focused on leasing office space to primarily single tenants and those with high credit quality characteristics such as government entities. To date, the COVID-19 pandemic has not had a significant impact on our business and we believe that our current financial resources, the characteristics of our portfolio, including the diversity of our tenant base, both geographically and by industry, and the financial strength and resources of our tenants, will enable us to withstand the COVID-19 pandemic. However, we have received requests from some of our tenants for rent assistance. As of July 27, 2021, we have granted temporary rent assistance totaling $2.5 million to 18 tenants who represented approximately 3.1% of our annualized rental income as of June 30, 2021. This assistance generally entails a deferral of, in most cases, one month of rent pursuant to deferred payment plans which require the deferred rent amounts be payable over a 12-month period, all of which have commenced. As of July 27, 2021, we have collected approximately 91.0% of our granted rent deferrals. For the months from April 2020 through June 2021, we collected on average approximately 99% of monthly contractual rent obligations after giving effect to such rent deferrals.
There remains uncertainty as to the ultimate duration and severity of the COVID-19 pandemic, including risks that may arise from mutations or related strains of the virus, the ability to successfully administer vaccinations to a sufficient number of persons or attain immunity to the virus by natural or other means to achieve herd immunity, and the impact on the U.S. economy that may result from the inability of other countries to administer vaccinations to their citizens or their citizens’ ability to otherwise achieve immunity to the virus. As a result, we are unable to determine what the ultimate impact will be on our, our tenants’ and other stakeholders’ businesses, operations, financial results and financial position. For more information and risks relating to the COVID-19 pandemic on us and our business, see Part I, Item 1, “Business — COVID-19 Pandemic” and Part I, Item 1A, “Risk Factors”, of our Annual Report and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
Recent Developments
In June 2021, we acquired a property in Chicago, IL containing approximately 531,000 rentable square feet for a purchase price of $355.0 million, excluding purchase price adjustments and acquisition related costs. This property is 99% leased with a weighted average lease term of 6.6 years.
Also in June 2021, we acquired a property in Atlanta, GA containing approximately 346,000 rentable square feet for a purchase price of $195.0 million, excluding purchase price adjustments and acquisition related costs. This property is 98% leased with a weighted average lease term of 14.2 years.
In August 2021, we acquired a property adjacent to a property we own in Boston, MA containing approximately 49,000 rentable square feet for a purchase price of $27.0 million, excluding acquisition related costs. This property is 59% leased with a weighted average lease term of 2.1 years.

The Offering
The following is a summary of certain terms of the notes. For a more complete description of the terms of the notes, including the meanings of capitalized terms, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Office Properties Income Trust
Notes Offered
$350,000,000 aggregate principal amount of 2.400% Senior Notes due 2027.
Maturity
The notes will mature on February 1, 2027, unless previously redeemed.
Interest Payment Dates
Semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2022.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will not be guaranteed by our subsidiaries. The notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing such secured indebtedness), and structurally subordinated to all indebtedness and other liabilities and any preferred equity of our subsidiaries.
Optional Redemption
We may redeem, at our option, the notes in whole at any time or in part from time to time before they mature. The redemption price for the notes will equal the outstanding principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date and the Make-Whole Amount, if any, for the notes. If the notes are redeemed on or after January 1, 2027 (one month prior to their stated maturity date), the Make-Whole Amount for the notes will be zero. See “Description of the Notes — Optional Redemption of the Notes.”
Certain Covenants
Certain covenants apply to the notes, including the following:
•
We may not incur any additional Debt if such additional Debt would cause the aggregate principal amount of our outstanding Debt to be greater than 60% of our Adjusted Total Assets.

•
We may not incur any additional Secured Debt if such additional Secured Debt would cause the aggregate principal amount of our outstanding Secured Debt to be greater than 40% of our Adjusted Total Assets.

•
We may not incur any additional Debt if such additional Debt would cause the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service for our most recently completed four fiscal quarters to be less than 1.5 to 1.0, determined on a pro forma basis after giving effect to certain assumptions.

•
We are required to maintain Total Unencumbered Assets of not less than 150% of our Unsecured Debt.

The terms “we” and “our” in the preceding four bullet points include Office Properties Income Trust and its Subsidiaries. See “Description of the Notes — Certain Covenants.”

Use of Proceeds
We estimate that our net proceeds from this offering will be $346.6 million, after payment of the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general business purposes, which may include repaying amounts outstanding under our revolving credit facility and/or redeeming the $300.0 million principal amount outstanding of our 4.15% Senior Notes due 2022 and/or the $300.0 million principal amount outstanding of our 4.00% Senior Notes due 2022. This prospectus supplement does not constitute a notice of redemption with respect to our outstanding 4.15% Senior Notes due 2022 or our outstanding 4.00% Senior Notes due 2022. See “Use of Proceeds.”
Conflicts of Interest
Affiliates of certain of the underwriters may act as lenders under our revolving credit facility and/or own some of our 4.15% Senior Notes due 2022 or our 4.00% Senior Notes due 2022 and will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding under our revolving credit facility or redeem such notes. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Risk Factors
Investing in the notes involves risks. You should carefully consider the information set forth in the “Risk Factors” section of our Annual Report. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $346.6 million, after payment of the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general business purposes, which may include repaying amounts outstanding under our revolving credit facility and/or redeeming the $300.0 million principal amount outstanding of our 4.15% Senior Notes due 2022 and/or the $300.0 million principal amount outstanding of our 4.00% Senior Notes due 2022. If we redeem our 4.15% Senior Notes due 2022 prior to December 1, 2021, we will be required to pay a “make-whole” premium; if we redeem these notes on or after December 1, 2021, we will not be required to pay a make-whole premium. If we redeem our 4.00% Senior Notes due 2022 prior to June 15, 2022, we will be required to pay a “make-whole” premium; if we redeem these notes on or after June 15, 2022, we will not be required to pay a make-whole premium. This prospectus supplement does not constitute a notice of redemption with respect to our outstanding 4.15% Senior Notes due 2022 or our outstanding 4.00% Senior Notes due 2022.
Our revolving credit facility matures in January 2023. We are required to pay interest at a rate of LIBOR plus a premium, which was 110 basis points per annum at August 9, 2021, on borrowings under our revolving credit facility. As of August 9, 2021, the interest payable on our revolving credit facility was 1.2% per year. We can borrow, repay and reborrow funds available under our revolving credit facility until maturity. As of August 9, 2021, we had $395.0 million outstanding under our revolving credit facility.
At August 9, 2021, there were $300.0 million principal amount outstanding of each of our 4.15% Senior Notes due 2022 and our 4.00% Senior Notes due 2022.
Affiliates of certain of the underwriters may act as lenders under our revolving credit facility and/or own some of our 4.15% Senior Notes due 2022 or our 4.00% Senior Notes due 2022. Such affiliates will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding under our revolving credit facility and redeem such notes. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. See “— Certain Definitions” at the end of this section for the definitions of certain capitalized words used in discussing the terms of the notes. References in this section to “we,” “us,” “our,” “OPI” and the “Company” mean OPI and not its subsidiaries.
General
We will issue the notes under an indenture dated as of July 20, 2017, or the Base Indenture, and a separate supplemental indenture thereto, or the Supplemental Indenture, and together with the Base Indenture, the Indenture, between us and U.S. Bank National Association, as trustee, or the Trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. This prospectus supplement briefly summarizes some of the provisions of the Indenture. This summary is not complete. If you would like more information on these provisions, review the copy of the Base Indenture that we have filed and the Supplemental Indenture relating to the notes that we will file with the SEC. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and “Information Incorporated By Reference” and “Where You Can Find More Information” in the accompanying prospectus for information about how to locate these documents. You may also review the Indenture at the Trustee’s corporate trust office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.
The notes will be a separate series under the Indenture, initially in the aggregate principal amount of $350.0 million. The Indenture does not limit the amount of debt securities that we may issue thereunder. We may issue debt securities of a different series or we may reopen this series of notes and, from time to time, issue additional notes of this series, in each case without the consent of holders of the notes. Any additional notes of this series would have the same terms as the notes offered hereby (except for the issue date, the public offering price and, if applicable, the first interest payment date and related interest accrual date) and would rank equally with the notes offered hereby; provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of The Depository Trust Company, or DTC, such additional notes would have a different CUSIP number. Unless the context otherwise requires, references herein to “notes” are deemed to include any additional notes actually issued.
The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by one or more global notes in book-entry form, except under the limited circumstances described under “Description of Debt Securities — Global Debt Securities” in the accompanying prospectus.
The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will not be guaranteed by our subsidiaries. The notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing such mortgages and other secured indebtedness), and structurally subordinated to all indebtedness and other liabilities and any preferred equity of our subsidiaries. Accordingly, such prior ranking indebtedness and any such preferred equity will have to be satisfied in full before you will be able to realize any value from our encumbered or indirectly held properties.
As of June 30, 2021, our and our subsidiaries’ total outstanding indebtedness and other liabilities was $2.7 billion. Approximately $2.4 billion of this amount was our senior unsecured indebtedness ranking equally with the notes (including $385.0 million outstanding under our revolving credit facility) and approximately $182.6 million was indebtedness and other liabilities of our subsidiaries that is structurally senior to the notes (including $98.9 million of secured mortgage debt and excluding security and other deposits and guaranties). Our subsidiaries do not have any outstanding preferred equity. We and our subsidiaries may also incur additional indebtedness, including secured indebtedness, subject to the provisions described below under “— Certain Covenants.”

Except as described below under “— Certain Covenants” and “— Merger, Consolidation or Sale of Assets” and under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus, the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of (1) a highly leveraged or similar transaction involving us or any of our affiliates, (2) a change of control or (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect you. In addition, subject to the limitations set forth below under “— Certain Covenants” and “— Merger, Consolidation or Sale of Assets” and under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus, we may in the future enter into transactions such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which might have an adverse effect on our ability to service our indebtedness, including the notes. We have no present intention of engaging in a highly leveraged or similar transaction.
Interest and Maturity
The notes will mature (unless previously redeemed) on February 1, 2027.
The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from August 13, 2021, or from the immediately preceding interest payment date to which interest has been paid. Interest on the notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2022, to the persons in whose names the notes are registered in the security register applicable to the notes at the close of business on January 15 or July 15, as the case may be, immediately before the corresponding interest payment date, regardless of whether such date is a Business Day. Accrued and unpaid interest is also payable on the date of maturity or earlier redemption of the notes. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.
Payments of principal, premium, if any, and interest to holders of book-entry interests in notes in global form will be made in accordance with the procedures of DTC and its participants in effect from time to time. See “— Book-Entry System and Form of Notes” below and “Description of Debt Securities — Global Debt Securities” in the accompanying prospectus.
Optional Redemption of the Notes
We may redeem, at our option, the notes in whole at any time or in part from time to time before they mature. The redemption price for the notes will equal the outstanding principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date and the Make-Whole Amount, if any, for the notes. If the notes are redeemed on or after January 1, 2027 (one month prior to their stated maturity date), the Make-Whole Amount for the notes will equal zero.
We are required to give notice of such a redemption not less than 15 days nor more than 60 days prior to the redemption date to each holder’s address appearing in the securities register maintained by the Trustee or, in the case of book-entry interests in notes in global form, in accordance with the procedures of DTC and its participants in effect from time to time. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and in accordance with the procedures of DTC and its participants in effect from time to time. See “— Book-Entry System and Form of Notes” below and “Description of Debt Securities — Global Debt Securities” in the accompanying prospectus.
We are not required to make mandatory redemption payments with respect to the notes.
Sinking Fund
The notes are not entitled to any sinking fund payments.

Certain Covenants
Limitations on Incurrence of Debt.   We will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all of our and our Subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(1)
Total Assets as of the end of the fiscal quarter covered by our Annual Report on Form 10-K or our Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted or required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Trustee) (such quarter, the “Latest Completed Fiscal Quarter”) prior to the incurrence of such additional Debt; and

(2)
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt;

(the sum of (1) and (2) being our “Adjusted Total Assets”).
We will not, and will not permit any Subsidiary to, incur any additional Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all our and our Subsidiaries’ outstanding Secured Debt on a consolidated basis determined in accordance with GAAP is greater than 40% of Adjusted Total Assets.
We will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, and calculated on the assumptions that:
(1)
such Debt and any other Debt incurred by us and our Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

(2)
the repayment, retirement or other discharge of any other Debt by us and our Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(3)
in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(4)
in the case of any acquisition or disposition by us and our Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.

Maintenance of Total Unencumbered Assets.   We and our Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our and our Subsidiaries’ Unsecured Debt on a consolidated basis in accordance with GAAP.
Merger, Consolidation or Sale of Assets
The provisions of the Indenture relating to merger, consolidation and sale of assets described under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” in the accompanying prospectus will apply to the notes.
Events of Default
The Indenture provides that the following events are “events of default” with respect to the notes:
•
we do not pay the principal of, any premium on or the Make-Whole Amount on the notes when due and payable;

•
we do not pay interest on the notes within 30 days after the applicable due date;

•
we remain in breach of any other covenant of the Indenture with respect to the notes (not including a covenant added to the Indenture solely for the benefit of a series of debt other than the notes) for 60 days after we receive a notice of default stating we are in breach and requiring that it be remedied; only the Trustee or holders of more than 25% in aggregate principal amount of the outstanding notes may send the notice;

•
we default under any of our other indebtedness in an aggregate principal amount exceeding $25 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness; provided, however, that if we have no other senior unsecured indebtedness the maturity of which would be accelerated by a default under any of our indebtedness in an aggregate principal amount of $25 million or less, the reference to $25 million in this bullet point shall be replaced by the lesser of the indebtedness cross-default amount contained in our then existing senior unsecured credit facility or such other senior unsecured indebtedness, as long as such amount is greater than $25 million, but not to exceed $50 million. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled; only the Trustee or holders of more than 25% in aggregate principal amount of the outstanding notes may send the notice; or

•
we or one of our Significant Subsidiaries, if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

Upon acceleration of the notes in accordance with the terms of the Indenture following the occurrence of an event of default, the principal amount of the notes, plus accrued and unpaid interest thereon, will become due and payable.
Modification of the Indenture
The accompanying prospectus contains a description of our ability to modify the Indenture or the notes under the section entitled “Description of Debt Securities — Modification of an Indenture.” Some types of changes require the consent of each holder of the notes affected by the change, other types require the consent of the holders of a majority of the principal amount of outstanding notes affected by the change, and other types, including changes to conform the terms of the Indenture or the notes to the descriptions thereof contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus with respect to the notes, do not require the consent of any holders of the notes.
Registrar and Paying Agent
We have initially designated U.S. Bank National Association as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For notes which we issue in book-entry form evidenced by a global note, payments will be made to DTC.
Discharge, Defeasance and Covenant Defeasance
The provisions of the Indenture relating to discharge, full defeasance and covenant defeasance described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.
Book-Entry System and Form of Notes
The notes will initially be issued in the form of one or more fully registered global notes without coupons that will be deposited with or on behalf of DTC and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to each holder of notes. Each global note will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificated note, each global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note in whole to one another. Beneficial interests in a global note will be shown on, and transfers of a global note will be made only through, records maintained by DTC and its participants. Additional information about notes in global form, DTC and the book-entry system is contained in the accompanying prospectus under “Description of Debt Securities — Global Debt Securities.”
Investors may elect to hold their interest in the global notes through either DTC or Clearstream Banking S.A., or Clearstream, or Euroclear Bank SA/NV, or Euroclear, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.
Certain Definitions
“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Adjusted Total Assets” is defined above under “— Certain Covenants — Limitations on Incurrence of Debt.”
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of OPI and its Subsidiaries excluding amortization of debt discounts and deferred financing costs.
“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York or in the city in which the corporate trust office of the Trustee is located are required or authorized to close.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.
“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” (or its equivalent) or better by Moody’s Investors Service, Inc. (or any successor thereof) or “A-2” (or its equivalent) or better by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or any successor thereof).
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of OPI and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest on Debt of OPI and its Subsidiaries, (2) provision for taxes of OPI and its Subsidiaries based on income, (3) amortization of debt premium/discount and deferred debt issuance costs, (4) provisions for gains and losses on properties and property depreciation and amortization, (5) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (6) amortization of deferred charges.
“Debt” of OPI or any Subsidiary means, without duplication, any indebtedness of OPI or any Subsidiary, whether or not contingent, in respect of:
(1)
borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)
borrowed money secured by any Encumbrance existing on property owned by OPI or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance;

(3)
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of OPI or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(4)
the principal amount of all obligations of OPI or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

(5)
any lease of property by OPI or any Subsidiary as lessee which is reflected on OPI’s consolidated balance sheet as a capitalized lease in accordance with GAAP;

to the extent, in the case of items of indebtedness under (1) through (5) above, that any such items (other than letters of credit) would be properly classified as a liability on OPI’s consolidated balance sheet in accordance with GAAP.
Debt (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon, and (2) includes, to the extent not otherwise included, any obligation by OPI or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than OPI or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by OPI or any Subsidiary whenever OPI or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt (other than Subordinated Debt or Disqualified Stock) or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt); in each case on or prior to the stated maturity of the principal of the notes.
“Earnings from Operations” for any period means (1) net earnings, excluding (A) gains and losses on sales of investments, (B) extraordinary items, (C) gains and losses on early extinguishment of debt, (D) property valuation losses and (E) equity in the earnings and losses of Equity Method Investments, plus (2) to the extent not included in net earnings, cash distributions received by OPI or its Subsidiaries from Equity Method Investments, in each case as reflected in the financial statements of OPI and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, lien, charge, pledge or security interest or other encumbrance.
“Equity Method Investments” means equity securities that at the time of determination: (1) are part of a class of equity securities that is traded on a national or regional securities exchange or a recognized over-the-counter market; (2) issued by an entity (a) to which OPI’s manager at such time or an Affiliate of OPI’s manager at such time provides management services, (b) that operates in a manner intended to qualify such entity for taxation as a “real estate investment trust” under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, and (c) that is not a consolidated Subsidiary of OPI; and (3) are or in any prior period were accounted for in the consolidated financial statements of OPI using the equity method of accounting.
“Fair Value” means, for an Equity Method Investment, the lower of (1) the original cost of such investment, or (2) last reported sale price on the exchange or market on which the class of equity securities of which the investment is a part is primarily traded at the time of valuation.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of initial issuance of securities pursuant to the base indenture (i.e., July 20, 2017).
“Joint Venture Interests” means assets of OPI and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by OPI and its Subsidiaries, on the one hand, and one or more other Persons not constituting OPI’s Affiliates, on the other, excluding any entity or properties (1) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (2) to which, at the time of determination, OPI’s manager at such time or an Affiliate of OPI’s manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt or Equity Method Investments.
“Make-Whole Amount” means the excess, if any, of (i) the aggregate present value as of the date of redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on January 1, 2027, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the date on which such principal and interest would have been payable if such redemption had been made on January 1, 2027 over (ii) the aggregate principal amount of the notes being redeemed. In the case of any redemption of the notes on or after January 1, 2027, the Make-Whole Amount will equal zero. The Make-Whole Amount shall be calculated by OPI and set forth in an officer’s certificate delivered to the Trustee, and the Trustee shall be entitled to rely on said officer’s certificate.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Reinvestment Rate” means a rate per annum equal to the sum of 0.250% (twenty five one hundredths of one percent), plus the yield on treasury securities at constant maturity under the heading “Week Ending” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the notes (which shall be deemed to be January 1, 2027) as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.
“Secured Debt” means Debt secured by an Encumbrance on the property of OPI or its Subsidiaries.
“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X promulgated by the SEC under the Securities Act of 1933, as amended) of OPI.
“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published daily by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release (or any successor publication) is not published at the time of any determination under the Indenture, then any publicly available source of similar market data used for this purpose in accordance with customary market practice which shall be designated by OPI.
“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the notes.
“Subsidiary” means any corporation or other Person of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by OPI or one or more other Subsidiaries of OPI, and which is required to be consolidated in accordance with GAAP. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.
“Total Assets” as of any date means the sum of (1) the Undepreciated Real Estate Assets, (2) the Fair Value of all Equity Method Investments of OPI and its Subsidiaries, and (3) all other assets of OPI and its Subsidiaries on such date determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided that the portion of Total Assets attributable to Equity Method Investments of OPI and its Subsidiaries may not exceed 35%.
“Total Unencumbered Assets” as of any date, means the sum of (1) those Undepreciated Real Estate Assets not securing any portion of Secured Debt, (2) the Fair Value of all Equity Method Investments of OPI and its Subsidiaries not securing any portion of Secured Debt and (3) all other assets of OPI and its Subsidiaries not securing any portion of Secured Debt on such date determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of Unsecured Debt of OPI and its Subsidiaries on a consolidated basis for purposes of the covenant set forth above under “— Certain Covenants — Maintenance of Total Unencumbered Assets,” Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein; and provided further that the portion of Total Unencumbered Assets attributable to Equity Method Investments of OPI and its Subsidiaries may not exceed 35%.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of OPI and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means any Debt of OPI or its Subsidiaries which is not Secured Debt.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following summary of United States federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended, or the IRC, Treasury regulations, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. The summary applies to you only if you hold our notes as a capital asset, which is generally an asset held for investment rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax considerations that might be relevant to you if you are subject to special rules under federal income tax law, for example if you are:
•
a bank, insurance company or other financial institution;

•
a regulated investment company or REIT;

•
a subchapter S corporation;

•
a broker, dealer or trader in securities or foreign currencies;

•
a U.S. holder (as defined below) that has a functional currency other than the United States dollar;

•
a person that acquires or owns our notes in connection with employment or other performance of services;

•
a person subject to alternative minimum tax;

•
a person that acquires or owns our notes as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•
a person that acquires notes in this offering and also has 4.15% Senior Notes due 2022 or 4.00% Senior Notes due 2022 redeemed;

•
a United States expatriate;

•
a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year; or

•
except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

Prospective acquirors of our notes subject to special tax accounting rules under Section 451(b) of the IRC may be subject to special rules not discussed below, and such prospective acquirors are encouraged to consult with their own tax advisors regarding the application and federal income tax consequences of these rules. In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations or the possibility that different consequences may apply if a holder has 4.15% Senior Notes due 2022 or 4.00% Senior Notes due 2022 redeemed and acquires notes in this offering. For all these reasons, we encourage you and any prospective acquiror of our notes to consult with a tax advisor about the federal income tax and other tax considerations of the acquisition, ownership and disposition of our notes.
Your federal income tax consequences generally will differ depending on whether or not you are a “U.S. holder.” For purposes of this summary, you are a U.S. holder if you are a beneficial owner of our notes and for federal income tax purposes are:
•
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

•
an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty. Conversely, you are a “non-U.S. holder” if you are a beneficial owner of our notes other than an entity (or other arrangement) treated as a partnership for federal income tax purposes or a U.S. holder. If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds our notes, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that holds our notes and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our notes.
As described under the heading “Description of the Notes  —  Optional Redemption of the Notes,” we may be required to pay you a Make-Whole Amount. Notwithstanding the possibility of such obligation, under applicable Treasury regulations, payments on a note that are subject to either a remote or incidental contingency may be ignored. For this reason, we intend to take the position that the notes will not be treated as contingent payment debt instruments under the applicable Treasury regulations. Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner prescribed by applicable Treasury regulations. If the IRS were to challenge successfully this determination and the notes were treated as contingent payment debt instruments, you might be required, among other things, to accrue interest income (regardless of your method of accounting for federal income tax purposes) at a rate higher than the stated interest rate on the notes, and treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. For all these reasons, you and any prospective acquiror of notes should consult your tax advisor about the federal income tax and other tax considerations of your acquisition, ownership and disposition of notes. In particular, you should consult your tax advisor regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
It is expected that the notes will not be issued with original issue discount for United States federal income tax purposes, or OID. The notes will be treated as issued with OID if their principal amount exceeds their “issue price” (i.e., the first price at which a substantial amount of our notes is sold for money, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) by an amount greater than or equal to a de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of complete years from the issue date of the note to its maturity). If the notes are treated as issued with OID under these rules, a holder would generally be required to include OID in income based on a constant yield to maturity accrual method before the receipt of corresponding cash payments. The remainder of this discussion assumes that the notes will not be issued with OID for United States federal income tax purposes.
Tax Considerations for U.S. Holders
If you are a U.S. holder:
Payments of interest.   You must generally include interest on a note in your gross income as ordinary interest income:
•
when you receive it, if you use the cash method of accounting for federal income tax purposes, or

•
when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Any portion of the purchase price for a note that is allocable to prior accrued interest generally may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.
Market discount.   If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a “market discount” unless the amount of this market discount is less than a de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of certain nontaxable dispositions, such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. We encourage you to consult with your tax advisor regarding these elections.
Amortizable bond premium.   If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with “bond premium.” You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will generally be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note’s maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all taxable debt obligations that you hold at the beginning of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We encourage you to consult with your tax advisor regarding this election.
Disposition of a note.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as described above under “Payments of interest”, and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except to the extent of any accrued market discount not previously included in income, as discussed above, your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains. The deductibility of capital losses is subject to limitation.
Medicare contribution tax.   U.S. holders that are individuals, estates or trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including interest on our notes and gains from the sale or other disposition of our notes), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.
Tax Considerations for Non-U.S. Holders
The rules governing the United States federal income taxation of non-U.S. holders are complex, and the following discussion is intended only as a summary of material considerations of an investment in our notes relevant to such investors. If you are a non-U.S. holder, we urge you to consult with your own tax advisor to determine the impact of United States federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our notes.
If you are a non-U.S. holder:
Generally.   You will not be subject to federal income taxes on payments of principal, premium, or Make-Whole Amount, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:
•
you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting shares;

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your income and gain in respect of the note is not effectively connected with the conduct of a United States trade or business;

•
you are not a controlled foreign corporation that is related to or under common control with us;

•
we or the applicable paying agent, or the Withholding Agent, have timely received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal, premium, or Make-Whole Amount occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8; and

•
in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, both you and the partnership must comply with applicable certification requirements.
Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for exemption from taxation will be subject to federal income tax at a rate of 30%, which will be withheld from payments of interest, unless reduced or eliminated by an applicable income tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim income tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty’s limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.
Effectively connected income and gain.   If you are a non-U.S. holder whose income and gain in respect of a note are effectively connected with the conduct of a United States trade or business (and, if provided by an applicable income tax treaty, are attributable to a permanent establishment or fixed base you maintain in the United States), you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable income tax treaty. To obtain an exemption from withholding on interest on the notes that is effectively connected with the conduct of a United States trade or business, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.
Information Reporting, Backup Withholding, and Foreign Account Withholding
Information reporting, backup withholding and withholding under the Foreign Account Tax Compliance Act, or FATCA, may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against your federal income tax liability, provided that you furnish required information to the IRS.
Under FATCA, non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the IRC and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding will generally apply to payments of interest on our notes. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our notes must establish its compliance with the foregoing regime, and a non-U.S. holder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. We encourage you to consult with your tax advisor regarding foreign account tax compliance if you hold our notes through a non-U.S. intermediary or are a non-U.S. holder.
If you are a U.S. holder.   You may be subject to backup withholding when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:
•
provide your correct taxpayer identification number;

•
certify that you are exempt from backup withholding because (a) you come within an enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and

•
certify that you are a U.S. citizen or other U.S. person.

If you do not provide your correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.
Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you come within an enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.
If you are a non-U.S. holder.   The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding on interest and other payments on our notes or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note generally will be subject to backup withholding unless you properly certify to the Withholding Agent your non-U.S. holder status on an applicable IRS Form W-8 or a substantially similar form in the manner described above, under “Tax Considerations for Non-U.S. Holders.” Information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify to the Withholding Agent that you are a non-U.S. holder on an applicable IRS Form W-8 or a substantially similar form. Even without having executed an applicable IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker’s foreign office.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the notes through the underwriters listed in the table below. BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC are the representatives of the underwriters. Subject to the terms and conditions of an underwriting agreement, we have agreed to sell to each of the underwriters named below, severally and not jointly, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$54,250,000
PNC Capital Markets LLC	54,250,000
Wells Fargo Securities, LLC	54,250,000
Citigroup Global Markets Inc.	30,625,000
RBC Capital Markets, LLC	30,625,000
U.S. Bancorp Investments, Inc.	30,625,000
BMO Capital Markets Corp.	14,875,000
Mizuho Securities USA LLC	14,875,000
Regions Securities LLC	14,875,000
SMBC Nikko Securities America, Inc.	14,875,000
Truist Securities, Inc.	14,875,000
Samuel A. Ramirez & Company, Inc.	7,000,000
Barclays Capital Inc.	3,500,000
FHN Financial Securities Corp.	3,500,000
Morgan Stanley & Co. LLC	3,500,000
UBS Securities LLC	3,500,000
Total	$350,000,000
The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if they purchase any of the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of 0.350% of the principal amount per note. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount per note. After the initial public offering, the public offering price, concessions and discount may be changed. In connection with this offering, certain of the underwriters and securities dealers may distribute prospectuses electronically

.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.
Underwriting Discount Paid by Us
Per Note	0.600%
Total	$2,100,000
The notes constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of or any trading market for the notes.
We estimate our expenses in connection with this offering (excluding the underwriting discount) will be approximately $900,000 and will be payable by us.
Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offering, if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities at any time.
We and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described in the preceding paragraph may have on the price of any notes. In addition, we and the underwriters make no representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Extended Settlement
We expect that delivery of the notes will be made against payment thereof on or about August 13, 2021, which will be the third business day following the pricing of the notes (such settlement cycle being herein referred to as “T + 3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T + 3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisor.
Conflicts of Interest
Affiliates of certain of the underwriters may act as lenders under our revolving credit facility and/or own some of our 4.15% Senior Notes due 2022 or our 4.00% Senior Notes due 2022 and will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding under our revolving credit facility or redeem such notes. Nonetheless, in accordance with Rule 5121 of the Financial Industry

Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with these offerings.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area, or the EEA, will only be made to a legal entity which is a qualified investor under the Prospectus Regulation, or EEA Qualified Investors. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Office Properties Income Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or, as amended, MiFID

II; or (ii) a customer within the meaning of Directive (EU) 2016/97, or, as amended, the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, or, as amended, the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, or, as amended, the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or, as amended, the Financial Promotion Order), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Office Properties Income Trust.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation, or UK Qualified Investors. Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Office Properties Income Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020, or the EUWA.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS —  The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the

FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA, or the UK PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been or will be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, or a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is: (a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except: (1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, will issue an opinion to the underwriters as to certain matters. Sidley Austin LLP has acted as counsel to the underwriters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon the opinion of Venable LLP, Baltimore, Maryland. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP also represents The RMR Group LLC, or RMR LLC, which is our manager, and certain of its affiliates and related parties on various matters.
EXPERTS
The financial statements, and the related financial statement schedule as of and for the year ended December 31, 2020, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.
The consolidated financial statements and related financial statement schedule as of and for the two years ended December 31, 2019 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:
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our Annual Report;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

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our Current Reports on Form 8-K filed on May 17, 2021, June 21, 2021 and June 28, 2021; and

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the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report, from our definitive Proxy Statement for our 2021 Annual Meeting of Shareholders dated April 13, 2021.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the termination of this offering:
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reports filed under Sections 13(a) and (c) of the Exchange Act;

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definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

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any reports filed under Section 15(d) of the Exchange Act.

References in this prospectus supplement to documents or information incorporated by reference shall include documents that are deemed to be incorporated by reference herein pursuant to Item 12 of our Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part.

Any information in future filings that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.
You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing or telephoning us at the following address:
Investor Relations
Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 219-1410
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.opireit.com. Website addresses are included in this prospectus supplement as textual references only and the information on such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Incorporation of Certain Information by Reference”), is not incorporated by reference into this prospectus supplement.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents that are incorporated herein or therein by reference contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein or therein by reference relate to various aspects of our business, including:
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The duration and severity of the COVID-19 pandemic and its impact on us and our tenants and our tenants’ ability and willingness to pay us rent,

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Our expectations about the financial strength of our tenants,

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The likelihood that our rents will increase when we renew or extend our leases or enter new leases,

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Our belief that we are in a position to opportunistically recycle and deploy capital,

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Our expectations that the diversity and other characteristics of our property portfolio and our financial resources will result in our ability to successfully withstand the current economic conditions,

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The likelihood that our tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that we will obtain replacement tenants, on terms as favorable to us as our prior leases,

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The likelihood that our tenants will be negatively affected by cyclical economic conditions or government budget constraints and, if so, the impact that may have on their ability and willingness to lease our properties and pay us rent,

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Our ability to successfully execute our capital recycling program,

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The expectation that, as a result of the COVID-19 pandemic, leasing activity may remain volatile until office property market conditions meaningfully improve and stabilize,

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Our ability to pay distributions to our shareholders and to maintain or increase the amount of such distributions,

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Our expectations regarding occupancy at our properties,

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Our expectations regarding our future financial performance including funds from operations, or FFO, normalized funds from operations, or Normalized FFO, or net operating income, or NOI,

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Our expectations regarding demand for leased space,

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Our expectations regarding capital expenditures,

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Our expectation that there will be opportunities for us to acquire, and that we will acquire, additional properties primarily leased to single tenants and tenants with high credit quality characteristics such as government entities,

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Our expectations regarding the costs and timing of our redevelopment projects;

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Our ability to compete for acquisitions and tenancies effectively,

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Our sales and acquisitions of properties,

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Our policies and plans regarding investments, financings and dispositions,

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Our ability to appropriately balance our use of debt and equity capital,

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The future availability of borrowings under our revolving credit facility,

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Our ability to raise debt or equity capital,

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Our ability to pay interest on and principal of our debt,

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Our ability to maintain sufficient liquidity during the duration of the COVID-19 pandemic and any resulting economic downturn,

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Our credit ratings,

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Our expectation that we benefit from our relationships with RMR LLC,

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The credit qualities of our tenants,

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Our qualification for taxation as a REIT,

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Changes in federal or state tax laws,

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Our expected use of proceeds from this offering, and

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Other matters.

Our actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Risks, uncertainties and other factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, FFO, Normalized FFO, NOI, cash flows, liquidity and prospects include, but are not limited to:
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The impact of conditions in the economy, including the COVID-19 pandemic and its aftermath, and the capital markets on us and our tenants,

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Competition within the real estate industry, particularly in those markets in which our properties are located,

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The impact of changes in the real estate needs and financial conditions of our tenants,

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Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

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The impact of any U.S. government shutdown on our ability to collect rents or pay our operating expenses, debt obligations and distributions to shareholders on a timely basis,

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Actual and potential conflicts of interest with our related parties, including our Managing Trustees, RMR LLC, Sonesta International Hotels Corporation, or Sonesta, and others affiliated with them,

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Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes, and

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Acts of terrorism, outbreaks of pandemics, including the COVID-19 pandemic, or other manmade or natural disasters beyond our control.

For example:
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Our ability to make future distributions to our shareholders and to make payments of principal and interest on our indebtedness depends upon a number of factors, including our receipt of rent from our tenants, our future earnings, the capital costs we incur to lease our properties and our working capital requirements. We may be unable to pay our debt obligations or to maintain our current rate of distributions on our common shares and future distributions may be reduced or eliminated,

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Our ability to grow our business and increase our distributions depends in large part upon our ability to buy properties and lease them for rents, less their property operating costs, that exceed our capital costs. We may be unable to identify properties that we want to acquire, and we may fail to reach agreement with the sellers and complete the purchases of any properties we want to acquire. In addition, any properties we may acquire may not provide us with rents less property operating costs that exceed our capital costs or achieve our expected returns,

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We may fail to maintain, or we may elect to change our distribution rate. Our Board of Trustees considers many factors when setting distribution rates, including our historical and projected income, Normalized FFO, cash available for distribution, the then current and expected needs and availability of cash to pay our obligations and fund our investments, distributions which may be required to be paid to maintain our qualification for taxation as a REIT and other factors deemed relevant by our Board of Trustees. Accordingly, future distribution rates may be increased or decreased and there is no assurance as to the rate at which future distributions will be paid,
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We expect to selectively sell properties from time to time when we determine our continued ownership or ongoing required capital expenditures will not achieve desired returns or when we believe we can successfully pursue more desirable opportunities than retaining those properties. We cannot be sure we will sell any of these properties or what the terms of any sales may be or that we will acquire replacement properties that improve our asset quality or our ability to increase our distributions to shareholders,

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We may not succeed in maintaining our leverage consistent with our current investment grade ratings or levels that the market or credit rating agencies believe are appropriate,

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Some of our tenants may not renew expiring leases or they may exercise their rights, if any, to vacate their space before the stated expirations of their leases, and we may be unable to obtain new tenants to maintain or increase the historical occupancy rates of, or rents from, our properties,

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Rents that we can charge at our properties may decline upon renewals or expirations because of changing market conditions or otherwise,

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Leasing for some of our properties depends on a private sector single tenant and we may be adversely affected by the bankruptcy, insolvency, a downturn of business or a lease termination of such single tenant,

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Our belief that there is a likelihood that tenants may renew or extend our leases prior to their expirations whenever they have made significant investments in the leased properties, or because those properties may be of strategic importance to them, may not be realized,

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Overall new leasing volume may decrease more than we currently expect. In addition, if the COVID-19 pandemic and the current economic conditions continue for an extended period or worsen, our tenants may become unable to pay rent or they may elect to not renew their leases with us. Further, some of our government leases provide the tenant with certain rights to terminate their lease early. Budgetary and other fiscal pressures may result in some governmental tenants terminating their leases early or not renewing their leases. In addition, the COVID-19 pandemic has caused changes in workplace practices, including increased remote work arrangements. To the extent those practices become permanent or increased, leasing demand for office space may decline. As a result of these factors, our tenant retention levels could decline and we may experience reduced rent or incur increased costs under future new or renewal leases,

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Our belief that we are well positioned to opportunistically recycle and deploy capital may not be realized. We may fail to identify and execute on opportunities to deploy capital and any deployment of capital we may make may not result in the returns that we expect,

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Our perception that, as a result of the COVID-19 pandemic, government tenants may seek to manage space utilization rates in order to provide greater physical distancing for employees, may prove incorrect,

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Our perception that activity prior to the outbreak of the COVID-19 pandemic suggested that the government had begun to shift its leasing strategy to include longer term leases and that the government was actively exploring 10 to 20 year lease terms at renewal, in some instances, may mistakenly imply that these activities are indicative of a trend or broader change in government leasing strategy or practices that will recommence after the COVID-19 pandemic ends. Further, even if such a trend or change were to recommence, that trend or change may not be sustained by the government,

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Contingencies in our acquisition and sale agreements may not be satisfied and any expected acquisitions and sales and any related lease arrangements we expect to enter may not occur, may be delayed or the terms of such transactions or arrangements may change,

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We expect to pursue accretively growing our property portfolio. However, we may not succeed in making acquisitions that are accretive and future acquisitions could be dilutive,

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The competitive advantages we believe we have may not in fact exist or provide us with the advantages we expect. We may fail to maintain any of these advantages or our competition may obtain or increase their competitive advantages relative to us,

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We intend to conduct our business activities in a manner that will afford us reasonable access to capital for investment and financing activities. However, we may not succeed in this regard and we may not have reasonable access to capital,

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Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions that we may be unable to satisfy,

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Actual costs under our revolving credit facility will be higher than LIBOR plus a premium because of fees and expenses associated with such debt,

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The interest rates payable under our floating rate debt obligations depend upon our credit ratings. If our credit ratings are downgraded, our borrowing costs will increase,

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Our ability to access debt capital and the cost of our debt capital will depend in part on our credit ratings. If our credit ratings are downgraded, we may not be able to access debt capital or the debt capital we can access may be expensive,

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We may be unable to repay our debt obligations when they become due,

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The maximum borrowing availability under our revolving credit facility may be increased to up to $1.95 billion in certain circumstances; however, increasing the maximum borrowing availability under our revolving credit facility is subject to our obtaining additional commitments from lenders, which may not occur,

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We have the option to extend the maturity date of our revolving credit facility upon payment of a fee and meeting other conditions; however, the applicable conditions may not be met,

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We may incur significant costs to prepare a property for tenancy, particularly for single tenant properties,

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We may spend more for capital expenditures than we currently expect,

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We may fail to obtain development rights or entitlements that we may seek for development and other projects we may wish to conduct at our properties,

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Our existing joint venture arrangements and any other joint venture arrangements that we may enter may not be successful,

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Any redevelopment projects we undertake may be unsuccessful, may require greater capital expenditures or other costs than we project or may take significant time to complete,

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We believe that we are well positioned to weather the present disruptions of the COVID-19 pandemic facing the real estate industry. However, the full extent of the future impact of the COVID-19 pandemic is unknown and we may not realize similar or better operating results in the future,

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We believe that the near term impact of the COVID-19 pandemic to us will not be material due to the strength of our tenant base. However, if the COVID-19 pandemic and any resulting economic downturn continue for an extended period of time or worsen, our tenants may be significantly adversely impacted, which may result in those tenants seeking relief from their rent obligations, their inability to pay rent, the termination of their leases or our tenants not renewing their leases or renewing their leases for less space. Therefore, the impact we experience in the near term may be worse than we currently expect and our results of operations and financial position may be negatively affected,

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We have granted requests to some of our tenants to defer payments over, in most cases, a 12-month period, all of which have commenced. However, current market and economic conditions may deteriorate further and the rent assistance granted by us may not be sufficient to ensure that tenants will be able to meet their rent payment obligations under their leases with us, which may result in an increase in tenant defaults and terminations,

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The business and property management agreements between us and RMR LLC have continuing 20 year terms. However, those agreements permit early termination in certain circumstances. Accordingly, we cannot be sure that these agreements will remain in effect for continuing 20 year terms,

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We believe that our relationships with our related parties, including RMR LLC, Sonesta and others affiliated with them, may benefit us and provide us with competitive advantages in operating and growing our business. However, the advantages we believe we may realize from these relationships may not materialize,

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It is difficult to accurately estimate leasing related obligations and costs of property repositioning, development, redevelopment and tenant improvement costs. Our unspent leasing related obligations and development or redevelopment costs may cost more and may take longer to complete than we currently expect, and we may incur increased amounts for these and similar purposes in the future,

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Our current intent is to use the proceeds from the offering of the notes for general business purposes, which may include repaying amounts outstanding under our revolving credit facility and/or redeeming the $300.0 million principal amount outstanding of our 4.15% Senior Notes due 2022 and/or the $300.0 million principal amount outstanding of our 4.00% Senior Notes due 2022; the receipt and use of these proceeds is dependent on the closing of this offering and may not occur, and

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This prospectus supplement states that we expect to issue and deliver the notes on or about August 13, 2021. In fact, the issuance and delivery of the notes is subject to various conditions and contingencies as are customary in underwriting agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this offering may be delayed or may not be completed.

Currently unexpected results could occur due to many different circumstances, some of which are beyond our control, such as the COVID-19 pandemic and its aftermath, changes in our tenants’ needs for leased space, the ability of the U.S. and state governments to approve spending bills to fund their obligations, acts of terrorism, natural disasters or changes in capital markets or the economy generally.
The information contained elsewhere in this prospectus supplement or in our filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
STATEMENT CONCERNING LIMITED LIABILITY
The amended and restated declaration of trust establishing Office Properties Income Trust, dated June 8, 2009, as amended, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Office Properties Income Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Office Properties Income Trust. All persons dealing with Office Properties Income Trust in any way shall look only to the assets of Office Properties Income Trust for the payment of any sum or the performance of any obligation.

PROSPECTUS
OFFICE PROPERTIES INCOME TRUST
Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants
We or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:
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debt securities;

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common shares of beneficial interest;

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preferred shares of beneficial interest;

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depositary shares; and

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warrants.

The securities described in this prospectus may be offered and sold separately or in any combination, and may include convertible or exchangeable securities.
This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.
We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.
Our common shares of beneficial interest are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “OPI.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risk, including those described under “Risk Factors” beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 17, 2020.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our” or “OPI” mean Office Properties Income Trust and its consolidated subsidiaries, unless the context otherwise requires.
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

OUR COMPANY
We are a real estate investment trust, or REIT, organized under Maryland law. As of June 30, 2020, our wholly owned properties were comprised of 184 properties and we had noncontrolling ownership interests in three properties totaling approximately 444,000 rentable square feet through two unconsolidated joint ventures in which we own 51% and 50% interests. As of June 30, 2020, our properties are located in 34 states and the District of Columbia and contain approximately 24.9 million rentable square feet. As of June 30, 2020, our properties were leased to 357 different tenants with a weighted average remaining lease term (based on annualized rental income) of approximately 5.5 years. The U.S. Government is our largest tenant, representing approximately 25.2% of our annualized rental income as of June 30, 2020. The term annualized rental income as used herein is defined as the annualized contractual base rents from our tenants pursuant to our lease agreements as of June 30, 2020, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 219-1440. Our website is www.opireit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
RISK FACTORS
Investing in our securities involves certain risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, or our Annual Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Warning Concerning Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.
WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements relate to various aspects of our business, including:
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The duration and severity of the economic impact resulting from the COVID-19 pandemic and its impact on us and our tenants,

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The likelihood and extent to which our tenants will be negatively impacted by the COVID-19 pandemic and its aftermath and be able and willing to pay us rent,

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Our expectations about the financial strength of our tenants,

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Our expectations that the diversity and other characteristics of our property portfolio and our financial resources will result in our ability to successfully withstand the current economic conditions,

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Our sales and acquisitions of properties,

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Our ability to compete for acquisitions and tenancies effectively,

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The likelihood that our tenants will pay rent or be negatively affected by cyclical economic conditions or government budget constraints,

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The likelihood that our tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that we will obtain replacement tenants on terms as favorable to us as our prior leases,

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The likelihood that our rents will increase when we renew or extend our leases or enter new leases,

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The expectation that, as a result of the COVID-19 pandemic, leasing activity may continue to slow, but overall tenant retention levels may increase,

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Our belief that we are in a position to opportunistically recycle and deploy capital within expected timeframes,

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Our ability to pay distributions to our shareholders and to increase the amount of such distributions,

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Our expectations regarding our future financial performance including funds from operations, or FFO, normalized funds from operations, or Normalized FFO, property net operating income, or NOI, and cash basis NOI,

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Our policies and plans regarding investments, financings and dispositions,

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Our expectations regarding occupancy at our properties,

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The future availability of borrowings under our revolving credit facility,

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Our expectation that there will be opportunities for us to acquire, and that we will acquire, additional properties primarily leased to single tenants and tenants with high credit quality characteristics like government entities,

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Our expectations regarding demand for leased space,

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Our expectations regarding capital expenditures,

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Our ability to raise debt or equity capital,

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Our ability to pay interest on and principal of our debt,

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Our ability to appropriately balance our use of debt and equity capital,

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Our ability to successfully execute our capital recycling program,

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Our ability to maintain sufficient liquidity during the duration of the COVID-19 pandemic and resulting economic downturn,

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Our credit ratings,

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Our expectation that we benefit from our relationships with The RMR Group LLC, or RMR LLC, and The RMR Group Inc., or RMR Inc.,

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The credit qualities of our tenants,

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Our qualification for taxation as a REIT,

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Changes in federal or state tax laws, and

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Other matters.

Our actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Risks, uncertainties and other factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, FFO, Normalized FFO, Property NOI, cash flows, liquidity and prospects include, but are not limited to:
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The impact of conditions in the economy, including the COVID-19 pandemic and its aftermath, and the capital markets on us and our tenants,

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Competition within the real estate industry, particularly in those markets in which our properties are located,

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The impact of changes in the real estate needs and financial conditions of our tenants,

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Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

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The impact of any U.S. government shutdown on our ability to collect rents or pay our operating expenses, debt obligations and distributions to shareholders on a timely basis,

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Actual and potential conflicts of interest with our related parties, including our Managing Trustees, RMR LLC, RMR Inc., and others affiliated with them,

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Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes, and

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Acts of terrorism, outbreaks of pandemics, including the COVID-19 pandemic, or other manmade or natural disasters beyond our control.

For example:
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Our ability to make future distributions to our shareholders and to make payments of principal and interest on our indebtedness depends upon a number of factors, including our receipt of rent from our tenants, our future earnings, the capital costs we incur to lease our properties and our working capital requirements. We may be unable to pay our debt obligations or to maintain our current rate of distributions on our common shares and future distributions may be reduced or eliminated,

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Our ability to grow our business and increase our distributions depends in large part upon our ability to buy properties and lease them for rents, less their property operating costs, that exceed our capital costs. We may be unable to identify properties that we want to acquire, and we may fail to reach agreement with the sellers and complete the purchases of any properties we want to acquire. In addition, any properties we may acquire may not provide us with rents less property operating costs that exceed our capital costs or achieve our expected returns,

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We may fail to maintain, or we may elect to change, our target payout ratio for distributions to shareholders of 75% of cash available for distribution. Further, our Board of Trustees considers many factors when setting distribution rates including our historical and projected income, Normalized FFO, cash available for distribution, the then current and expected needs and availability of cash to pay our obligations and fund our investments, distributions which may be required to be paid to maintain our qualification for taxation as a REIT and other factors deemed relevant by our Board of Trustees. Accordingly, future distribution rates may be increased or decreased and there is no assurance as to the rate at which future distributions will be paid,

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We plan to selectively sell certain properties from time to time to fund future acquisitions and to strategically update, rebalance and reposition our investment portfolio, which we refer to as our capital recycling program. We cannot be sure we will sell any of these properties or what the terms of any sales may be nor that we will acquire replacement properties that improve our asset quality or our ability to increase our distributions to shareholders,

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We may not succeed in maintaining our leverage consistent with our current investment grade ratings or levels that the market or credit rating agencies believe are appropriate,

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Some of our tenants may not renew expiring leases, and we may be unable to obtain new tenants to maintain or increase the historical occupancy rates of, or rents from, our properties,

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Some government tenants may exercise their rights to vacate their space before the stated expirations of their leases, and we may be unable to obtain new tenants to maintain the historical occupancy rates of, or rents from, our properties,

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Rents that we can charge at our properties may decline upon renewals or expirations because of changing market conditions or otherwise,

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Leasing for some of our properties depends on a single tenant and we may be adversely affected by the bankruptcy, insolvency, a downturn of business or a lease termination of a single tenant,

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Our belief that there is a likelihood that tenants may renew or extend our leases prior to their expirations whenever they have made significant investments in the leased properties, or because those properties may be of strategic importance to them, may not be realized,

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Our belief that our overall tenant retention levels may increase as a result of the COVID-19 pandemic may not be realized. In addition, if the COVID-19 pandemic and the current economic conditions continue for an extended period or worsen, our tenants may become unable to pay rent or they may elect to not renew their leases with us. Further, some of our government leases provide the tenant with certain rights to terminate their lease early. Budgetary and other fiscal pressures may result in some governmental tenants terminating their leases early or not renewing their leases. In addition, the COVID-19 pandemic has caused changes in workplace practices, including increased remote work arrangements. To the extent those practices become permanent or increased, leasing demand for office space may decline. As a result of these factors, our tenant retention levels may not increase and they could decline,

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Our belief that we are well positioned to opportunistically recycle and deploy capital within expected timeframes may not be realized. We may fail to identify and execute on opportunities to deploy capital and any deployment of capital we may make may not result in the returns that we expect,

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Our belief that the reduction in government tenant space utilization and the consolidation of government tenants into government owned real estate is substantially complete may prove misplaced if these prior trends continue or do not moderate to the extent we expect, including in response to the COVID-19 pandemic and its aftermath,

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Our perception that recent activity suggests that the government has begun to shift its leasing strategy to include longer term leases and that the government is actively exploring 10 to 20 year lease terms at renewal, in some instances, may mistakenly imply that these activities are indicative of a trend or broader change in government leasing strategy or practices. Further, even if they may be indicative of such a trend or change, that trend or change may not be sustained by the government, including in response to the COVID-19 pandemic and its aftermath,

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Contingencies in our acquisition and sale agreements may not be satisfied and any expected acquisitions and sales and any related lease arrangements we expect to enter may not occur, may be delayed or the terms of such transactions or arrangements may change,

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We expect to pursue accretively growing our property portfolio. However, we may not succeed in making acquisitions that are accretive and future acquisitions could be dilutive,

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The competitive advantages we believe we have may not in fact exist or provide us with the advantages we expect. We may fail to maintain any of these advantages or our competition may obtain or increase their competitive advantages relative to us,

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We intend to conduct our business activities in a manner that will afford us reasonable access to capital for investment and financing activities. However, we may not succeed in this regard and we may not have reasonable access to capital,

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Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions that we may be unable to satisfy,

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Actual costs under our revolving credit facility will be higher than LIBOR plus a premium because of fees and expenses associated with such debt,

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The interest rates payable under our floating rate debt obligations depend upon our credit ratings. If our credit ratings are downgraded, our borrowing costs will increase,

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Our ability to access debt capital and the cost of our debt capital will depend in part on our credit ratings. If our credit ratings are downgraded, we may not be able to access debt capital or the debt capital we can access may be expensive,

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We may be unable to repay our debt obligations when they become due,

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The maximum borrowing availability under our revolving credit facility may be increased to up to $1.95 billion in certain circumstances; however, increasing the maximum borrowing availability under our revolving credit facility is subject to our obtaining additional commitments from lenders, which may not occur,

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We have the option to extend the maturity date of our revolving credit facility upon payment of a fee and meeting other conditions; however, the applicable conditions may not be met,

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We may incur significant costs to prepare a property for a tenant, particularly for single tenant properties,

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We may spend more for capital expenditures than we currently expect,

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We may fail to obtain development rights or entitlements that we may seek for development and other projects we may wish to conduct at our properties,

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Our existing joint venture arrangements and any other joint venture arrangements that we may enter may not be successful,

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We believe that we are well positioned to weather the present disruptions of the COVID-19 pandemic facing the real estate industry and the economy generally. However, the full extent of the future impact of the COVID-19 pandemic is unknown and we may not realize similar or better operating results in the future,

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We believe that the near term impact of the COVID-19 pandemic to us will not be material due to the strength of our tenant base. However, if the COVID-19 pandemic and the current economic conditions continue for an extended period of time or worsen, our tenants may be significantly adversely impacted, which may result in those tenants seeking relief from their rent obligations, their inability to pay rent, the termination of their leases or our tenants not renewing their leases or renewing their leases for less space. Therefore, the impact we experience in the near term may be worse than we currently expect and our results of operations and financial position may be negatively affected,

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We have granted requests to some of our tenants to defer payments over, in most cases, a 12-month period beginning in September 2020. However, current market and economic conditions may deteriorate further and the rent assistance granted by us may not be sufficient to ensure that tenants will be able to meet their rent payment obligations under their leases with us, which may result in an increase in tenant defaults and terminations,

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The business and property management agreements between us and RMR LLC have continuing 20 year terms. However, those agreements permit early termination in certain circumstances. Accordingly, we cannot be sure that these agreements will remain in effect for continuing 20 year terms,

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We believe that our relationships with related parties, including RMR LLC, RMR Inc., and others affiliated with them may benefit us and provide us with competitive advantages in operating and growing our business. However, the advantages we believe we may realize from these relationships may not materialize, and

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It is difficult to accurately estimate leasing related obligations and costs of development and tenant improvement costs. Our unspent leasing related obligations and development costs may cost more and may take longer to complete than we currently expect, and we may incur increased amounts for these and similar purposes in the future.

Currently unexpected results could occur due to many different circumstances, some of which are beyond our control, such as the COVID-19 pandemic and its aftermath, changes in our tenants’ needs for leased space, the ability of the U.S. government to approve spending bills to fund the U.S. government’s obligations, acts of terrorism, natural disasters or changes in capital markets or the economy generally.
The information contained elsewhere in this prospectus and in our Annual Report or in our other filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

STATEMENT CONCERNING LIMITED LIABILITY
The Amended and Restated Declaration of Trust establishing Office Properties Income Trust, dated June 8, 2009, as amended, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Office Properties Income Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Office Properties Income Trust. All persons dealing with Office Properties Income Trust in any way shall look only to the assets of Office Properties Income Trust for the payment of any sum or the performance of any obligation.
USE OF PROCEEDS
Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.
Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.
DESCRIPTION OF DEBT SECURITIES
References in this “Description of Debt Securities” section to “we,” “us,” “our” or “OPI” mean Office Properties Income Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Indenture dated July 20, 2017, as from time to time hereafter amended, supplemented or otherwise modified, or our 2017 Indenture, our Indenture (as successor to Select Income REIT) dated February 3, 2015, as from time to time hereafter amended, supplemented or otherwise modified, or our 2015 Indenture, and, together with our 2017 Indenture, our Indentures, or the forms of indentures which are filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of OPI and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee, including, if applicable, our Indentures. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to our Indentures and any future indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of OPI and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities.

We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities (including our Indentures), one for the senior subordinated securities and one for the junior subordinated securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
Our Indentures provide, and we anticipate that any future indentures will provide, that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
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the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

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the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

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the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

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the stated maturity date;

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any fixed or variable interest rate or rates per annum;

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whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

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the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

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the date from which interest may accrue and any interest payment dates and any related record dates;

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any sinking fund requirements;

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any provisions for redemption or repurchase, including the redemption or repurchase price;

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whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

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whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

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the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

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whether we will issue the debt securities in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

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whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

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whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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the subordination provisions, if any, relating to the debt securities;

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if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

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any restriction or condition on the transferability of debt securities;

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any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

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any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.
Except as may be described in any prospectus supplement, our Indentures do not, and any future indentures will not, contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

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to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

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in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”
You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:
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we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

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immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters
Events of Default.   The term “event of default” for any series of debt securities means any of the following:
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we do not pay the principal of or any premium on a debt security of that series when due;

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we do not pay interest on a debt security of that series within 30 days after its due date;

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we do not deposit any sinking fund payment for that series within 30 days after its due date;

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we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

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we experience specified events of bankruptcy, insolvency or reorganization; or

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any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.
Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:
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you must give the trustee written notice that an event of default has occurred and is continuing;

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the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

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the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.
Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.
Modification of an Indenture
There are three types of changes we can make to the indentures and our debt securities:
Changes Requiring Your Approval.   First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:
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change the stated maturity of the principal of, or interest on, a debt security;

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reduce the principal of, or the rate of interest on, a debt security;

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reduce the amount of any premium due upon redemption;

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reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

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change the currency or place of payment on a debt security;

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impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

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in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

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waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

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modify any of the foregoing provisions.

Changes Requiring Majority Approval.   Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.
Changes Not Requiring Approval.   Third, certain changes do not require any approval of holders of debt securities. These include:
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to evidence the assumption by a successor obligor of our obligations;

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to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

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to add any additional events of default for the benefit of holders of all or any series of debt securities;

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to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

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to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

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to add guarantees of or to secure all or any series of the debt securities;

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to establish the forms or terms of debt securities of any series;

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to evidence and provide for the acceptance of appointment of a successor trustee;

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to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

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to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

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to prohibit the authentication and delivery of additional series of debt securities;

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to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

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to comply with the rules of any applicable depositary; or

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to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval.   Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”
Discharge, Defeasance and Covenant Defeasance
Discharge.   We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.
Full Defeasance.   We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:
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we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

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we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:
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your right to receive payments from the trust when payments are due;

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our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

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our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance.   Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:
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most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

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any subordination provisions; and

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certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
Subordination
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

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provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.
The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Governing Law
Our Indentures and any future indentures and our debt securities issued thereunder are and will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
References in this “Description of Shares of Beneficial Interest” section to “we,” “us” or “our” mean Office Properties Income Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.
Our declaration of trust authorizes us to issue up to an aggregate of 200,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, $.01 par value per share. As of September 1, 2020, we had 48,227,214 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established and is outstanding.
Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares of any class or series from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of that class or series or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.
Common Shares
The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.
Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, holders of our common shares are entitled:
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to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution (as determined by our Board of Trustees); and

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to share ratably in our assets legally available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.
Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.

For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
Preferred Shares
The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.
General.   Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.
The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:
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the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

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the initial offering price of such preferred shares;

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relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

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any redemption or sinking fund provisions of that class or series;

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any voting rights;

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any conversion or exchange provisions;

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any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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any procedures for any auction and remarketing;

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any listing of such preferred shares on any securities exchange; and

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any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT.

Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.
For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.
Rank.   Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.
Distributions.   Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.
We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.
Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.
We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:
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distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

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conversions into or exchanges for junior shares;

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pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

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our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Trustees, officers or employees, or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.
Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.
Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.
Redemption.   We may have the right or may be required to redeem one or more classes or series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.
If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation Preference.   The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.
If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.
Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.
Voting Rights.   Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a single class, together with all other classes or series of preferred shares with similar voting rights) will be entitled to elect two additional Trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional Trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional Trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect Trustees, the entire Board of Trustees will be increased by two Trustees.
Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:
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authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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reclassify any authorized shares of beneficial interest into a class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

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amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.

The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.
As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a class or series, each depositary share will in effect be entitled to a fraction of a vote.
Conversion and Exchange Rights.   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange preferred shares of any class or series into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
General
References in this “Description of Depositary Shares” section to “we,” “us” or “our” mean Office Properties Income Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.

Distributions
The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a class or series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the class or series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT or (2) a majority of each class or series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
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all depositary shares have been redeemed;

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there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

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each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.
Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.
DESCRIPTION OF WARRANTS
References in this “Description of Warrants” section to “we,” “us” or “our” mean Office Properties Income Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:
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the offering price;

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the currencies in which such warrants are being offered;

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the number of warrants offered;

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the securities underlying the warrants;

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the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the date on which the warrants will expire;

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the rights, if any, we have to redeem the warrants;

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the name of the warrant agent; and

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the other terms of the warrants.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.
DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS
We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC, or refer to the provisions of the Maryland REIT Law.
Restrictions on Transfer and Ownership of Shares
Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, or beneficially own under Rule 13d-3 under the Exchange Act, more than 9.8% in value or in number, whichever is more restrictive, of shares of any class or series of our outstanding shares of beneficial interest, including our common shares. Our declaration of trust further prohibits (a) any person from beneficially or constructively owning our shares if that ownership would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify for taxation as a REIT and (b) any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons.
Our Board of Trustees, in its sole discretion, may exempt a person, prospectively or retroactively, from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify for taxation as a REIT; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expect to become a party; and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it deems necessary or advisable in order for it to make the foregoing determinations.

In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:
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the general reputation and moral character of the person requesting an exemption;

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whether the person’s ownership of shares would be direct or through ownership attribution;

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whether the person’s ownership of shares would interfere with the conduct of our business, including our ability to acquire additional properties;

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whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies;

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whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

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whether the person requesting an exemption is attempting a change in control or to affect our policies in a way in which our Board of Trustees, in its discretion, considers adverse to our or our shareholders’ best interests.

Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons shall be void ab initio, and the intended transferee shall acquire no rights in such shares.
If a person attempts a transfer of our shares in violation of the other ownership limitations described above, then our Board of Trustees is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the date of our Board of Trustees’ determination to have such transfer occur or at such other time determined by our Board of Trustees. The prohibited owner will generally not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim, cause of action or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary.
Unless otherwise directed by our Board of Trustees, within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:
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the prohibited owner will receive the lesser of:

(1)
the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, a gift, devise or other similar transaction, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the charitable trustee’s costs, expenses and compensation described below; and

(2)
the net sales proceeds received by the trustee from the sale or other disposition of the shares held in the charitable trust.

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any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:
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those shares will be deemed to have been sold on behalf of the charitable trust; and

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to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise, gift or other similar transaction, the market price per share on the day of the event causing that transfer; and

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the market price on the date we or our designee accepts the offer.

In either of the above cases, the price per share will be less our and the charitable trustee’s costs, expenses and compensation described below.
We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed to the prohibited owner in the amount determined pursuant to the above provisions.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to us such other information as we may request.
Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each shareholder is required to provide us with such information as we may request, in good faith, in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.
Our declaration of trust provides that the trustee of the charitable trust is entitled to reasonable compensation for its services, as determined by agreement between our Board of Trustees and the charitable trustee, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust.
We are also entitled, without limiting a shareholder’s other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our declaration of trust.
The restrictions in our declaration of trust described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.
All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.
The restrictions on transfer and ownership in our declaration of trust are intended to assist with our compliance with the requirements for qualification and taxation as a REIT under the Code and otherwise to promote our orderly governance. These restrictions do not apply to RMR LLC or its affiliates.
Trustees
Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of Trustees, but there may not be less than three Trustees. As of the date of this prospectus, our Board of Trustees consists of eight Trustees.
Our declaration of trust previously divided our Board of Trustees into three classes, with shareholders electing the Trustees of each class for three year terms and only one class of Trustees being elected each year. Pursuant to an amendment to our declaration of trust approved at our 2020 annual meeting of shareholders, effective at our 2021 annual meeting of shareholders, Trustees of the class of Trustees whose term expires at that meeting or that expires at a subsequent annual meeting of shareholders are elected annually, with all of our Trustees being elected annually as of our 2023 annual meeting of shareholders. The classified board provision, to the extent it is in effect, could have the effect of making the replacement of our incumbent Trustees more time consuming and difficult.
There is no cumulative voting in the election of Trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares of beneficial interest which may be hereafter created, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present is required to elect a Trustee.
In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. Any vacancy on our Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our declaration of trust and bylaws provide that a Trustee may be removed (1) only for cause, at a meeting of our shareholders properly called for that purpose, by the affirmative vote of the holders of not less than 75% of our common shares then outstanding and entitled to vote in the election of such Trustee, or (2) with or without cause by the affirmative vote of not less than 75% of the remaining Trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more trustees must meet all of the requirements in our bylaws for a nomination of a trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under “— Advance Notice of Trustee Nominations and New Business.”
Under our bylaws, a Trustee must be at least 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An “Independent Trustee” is one who is not an employee of our Manager (as defined in our declaration of trust), who is not involved in our day to day activities, who meets the qualifications of an independent trustee under our declaration of trust and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Trustee” is one who has been an employee, officer or director of our Manager or involved in our day to day activities for at least one year prior to his or her election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.
Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders
Annual Meetings of Shareholders.   Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made (1) in our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures or the proxy access procedures set forth in our bylaws.
Under our bylaws, a shareholder’s written notice of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees or proposal of other business to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s notice.
Our bylaws set forth procedures for submission of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:
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requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

•
providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except as provided under the proxy access provisions of our bylaws, or our proxy access provisions, or to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

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requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

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requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

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requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

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providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

Special Meetings of Shareholders.   With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice.
Proxy Access Nominations
Our bylaws contain proxy access provisions which permit any shareholder or group of up to 20 shareholders owning at least 3% of our outstanding shares of beneficial interest continuously for at least three years to nominate and include up to a specified number of Trustee nominees in our proxy materials for an annual meeting of shareholders. The maximum number of shareholder nominees permitted under these proxy access provisions shall not exceed the greater of two or 20% of the total number of Trustees in office as of the last day on which a shareholder nomination may be delivered; provided, however, that if we have a classified Board of Trustees and the size of our Board of Trustees is less than nine Trustees, the permitted number of shareholder nominees shall be reduced so that it does not exceed one-half of the number of Trustees to be elected at the meeting rounded down to the nearest whole number (but not lowered as a result of this proviso to less than one).
Under our proxy access provisions, a shareholder’s written notice of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting must be delivered to our Secretary at our principal executive offices not less than 120 days nor earlier than 150 days prior to the anniversary of the date of the proxy statement for the immediately preceding annual meeting of shareholders. Neither the postponement or adjournment of an annual meeting, nor the public disclosure of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s written notice.
The proxy access provisions in our bylaws set forth procedures for submission of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting, including, among other things:
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requiring that any shareholder or group of up to 20 shareholders wishing to make a nomination (i) have continuously owned a number of our shares of beneficial interest that represents at least 3% of our outstanding shares of beneficial interest for at least three years, (ii) continue to own the requisite shares through the date of the annual meeting and (iii) meet all other requirements of our proxy access provisions;

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requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the nominating shareholder(s);

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requiring certain information, documentation, representations and undertakings be provided as to and/or by the nominating shareholder(s), including that the nominating shareholder(s) did not acquire and is (are) not holding any of our shares or other securities for the purpose or with the intent to change or influence control of us;

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providing that the nominating shareholder(s) is (are) responsible for ensuring compliance with our proxy access provisions; and

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providing that our proxy access provisions provide the exclusive method for a shareholder to include nominees for election to our Board of Trustees in our proxy materials.

Any shareholder nominee who is included in our proxy materials for a particular meeting but either (i) subsequently withdraws from or becomes ineligible or unavailable for election at such meeting or (ii) does not receive at least 20% of the votes cast in favor of such shareholder nominee’s election, will be ineligible for nomination under the proxy access provisions in our bylaws for the next two annual meetings. Such ineligibility under such proxy access provisions will not prevent any shareholder from otherwise nominating any person to our Board of Trustees pursuant to and in accordance with the advance notice provisions of our bylaws.
Meetings of Shareholders; Voting by Shareholders
Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees, provided that, if there are no Trustees, our officers shall call a special meeting of the shareholders for the purpose of electing Trustees.
Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter unless such matter has been previously approved by our Board of Trustees, in which case the vote required for approval is a majority of votes cast at the meeting.
Under our declaration of trust, subject to the provisions of any class or series of our shares then outstanding, our shareholders are entitled to vote on the following matters: (1) the election of Trustees and the removal of Trustees; (2) any amendment to our declaration of trust; (3) termination of the Trust; (4) merger or consolidation of the Trust to the extent required by the Maryland REIT Law or the sale or disposition of substantially all our assets, in each case, to the extent a shareholder vote is required under the Maryland REIT Law, provided that any such action described in items (2)  – (4) has first been approved by our Board of Trustees; and (5) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to our shareholders for approval or ratification. Our shareholders will also be entitled to vote on such matters as may be required by our declaration of trust, bylaws or applicable law.
Liability and Indemnification of Trustees and Officers
The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former Trustee or officer of us who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a Trustee or officer of us and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our trustees and officers as described above in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.
The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.
Shareholder Liability
Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be personally liable for any debt, claim, demand, judgment or obligation of any kind of ours by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from a shareholder’s breach of or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws (including the advance notice provisions of our bylaws) or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts.
Arbitration and Exclusive Forum
Our declaration of trust and bylaws provide that, with certain exceptions noted below, any party to a dispute, claim or controversy brought by a shareholder against us or any Trustee, officer, manager, agent or employee of us on such shareholder’s own behalf, on behalf of us or on behalf of any series or class of shares or shareholders, including derivative and class actions, all of which are referred to as disputes, may demand that the dispute be resolved through binding and final arbitration in accordance with the procedures set forth in our bylaws. If any party (including us) unilaterally makes an arbitration demand, arbitration of the dispute will be mandatory for all other parties to the dispute. These arbitration provisions do not apply to a request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our declaration of trust or our bylaws, in which case the exclusive forum provisions of our bylaws, which are described below, apply. Our shareholders agree, by virtue of becoming shareholders, that they are bound by our governing documents, including the arbitration provisions, as they may be amended from time to time. However, by agreeing to the arbitration provisions of our governing documents, our shareholders will not be deemed to have waived compliance by us with federal securities laws and the rules and regulations thereunder.
The arbitration provisions of our bylaws require the arbitration of such a dispute to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or the AAA, as modified in such bylaws. With limited exceptions, each party to such an arbitration is required to bear its own costs in the arbitration, and the arbitrators may not render an award that would include shifting of such costs or, in a derivative case, award any portion of our award to the claimant or the claimant’s attorneys. Our bylaws provide that an arbitration award may be appealed pursuant to the AAA’s Optional Arbitration Rules and that, following expiration of the appeal period, the award of the arbitrators or, in the case of an appeal, the award of the appeal tribunal, shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties relating to the dispute.
We believe that the arbitration provisions in our governing documents are enforceable under both state and federal law. Maryland state courts have upheld arbitration bylaws of REITs organized under the laws of Maryland. While no court has specifically addressed the enforceability of provisions in the governing documents of U.S. public companies that require their shareholders to arbitrate federal securities law claims against them, the Supreme Court has repeatedly upheld agreements to arbitrate other federal statutory claims, including those that implicate important federal policies. Nonetheless, some academics, legal practitioners and others are of the view that mandatory arbitration provisions in the governing documents of U.S. public companies for disputes arising under the federal securities laws are inconsistent with Section 14 of the Securities Act, other federal securities laws or the Private Securities Litigation Reform Act of 1995, and not enforceable with respect to such disputes. Our shareholders, or others, may challenge the enforceability of the arbitration provisions of our bylaws, and it is possible that these provisions may ultimately be determined to be unenforceable.
The exclusive forum provision of our bylaws provides that the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us; (2) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer, manager, agent, or employee of us to us or our shareholders; (3) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees arising pursuant to Maryland law, our declaration of trust or our bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on our behalf, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our declaration of trust or our bylaws; or (4) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court does not have jurisdiction or to a dispute that has been referred to binding arbitration in accordance with our bylaws. The exclusive forum provision of our bylaws does not establish exclusive jurisdiction in the Circuit Court for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.
The arbitration and exclusive forum provisions of our governing documents may limit the ability of our shareholders to pursue litigation against us, or our Trustees, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation. In addition, as described above, the arbitration provisions of our governing documents may limit the ability to collect attorneys’ fees or other damages in such litigation, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.
Transactions with Affiliates
Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self dealing by Trustees and interested Trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.
Regulatory Compliance and Disclosure
Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our declaration of trust. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.
Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Manager (as defined in our declaration of trust) or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter.
Business Combinations
The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

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an affiliate or associate of the trust who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:
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the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

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the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
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one tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the company. The MGCL provides for certain exceptions from the definition of control share acquisition.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute of the MGCL does not apply to the following:
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shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

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acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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a majority requirement for the calling of a shareholder requested special meeting of shareholders.

Through provisions in our declaration of trust unrelated to Subtitle 8, we previously divided our Board of Trustees into three classes, with shareholders electing the Trustees of each class for three year terms and only one class of Trustees being elected each year. Pursuant to an amendment to our declaration of trust approved at our 2020 annual meeting of shareholders, effective at our 2021 annual meeting of shareholders, Trustees of the class of Trustees whose term expires at that meeting or that expires at a subsequent annual meeting of shareholders are elected annually, with all of our Trustees being elected annually as of our 2023 annual meeting of shareholders. Through other provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) require the affirmative vote of the holders of not less than 75% of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of

Trustees, which removal will be allowed only for cause, subject to conditions, (2) vest in our Board of Trustees the exclusive power to fix the number of our Trustees, (3) require that only our Board of Trustees may fill vacancies on our Board of Trustees, and (4) vest in our Board of Trustees the exclusive power to call meetings of our shareholders. Under our bylaws, we have also elected to be subject to the provisions of Subtitle 8 that (1) require that a vacancy on our Board of Trustees be filled only by the remaining Trustees in office and for the remainder of the full term of the class of Trustees in which the vacancy occurred and (2) vest in our Board of Trustees the exclusive power to fix the number of our Trustees.
Amendments to Our Declaration of Trust, Dissolution and Mergers
Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions by a majority of all votes entitled to be cast on these actions provided the action has been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions which have been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees, will be the affirmative vote of a majority of the votes cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire Board of Trustees, without action by the shareholders, may, among other things, amend our declaration of trust to change the name or other designation, or the par value, of any class or series of our shares and the aggregate par value of our shares. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.
Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws
The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:
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the prohibition in our declaration of trust of any shareholder other than excepted holders, including RMR LLC and its affiliates, from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares, including our common shares;

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the division of our Trustees into classes until our 2023 annual meeting of shareholders, with three classes remaining with terms expiring in 2021 and 2022 and 2023, respectively, which could delay a change of control of us (although effective at our 2021 annual meeting of shareholders, Trustees of the class of trustees whose term expires at that meeting or expires at a subsequent annual meeting of shareholders will be elected annually, with all of our Trustees being elected annually as of our 2023 annual meeting of shareholders, and with a majority of our current trustees having terms expiring at our 2022 annual meeting of shareholders);

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shareholder voting rights and standards for the election of Trustees and other matters which generally require larger majorities for approval of actions which are not approved by our Trustees than for actions which are approved by our Trustees;

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the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

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the fact that only our Board of Trustees, or if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

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required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be Managing Trustees and other Trustees be Independent Trustees;

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limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election to our Board of Trustees and propose other business to be considered at a meeting of our shareholders;

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the requirement that an individual Trustee may be removed by our shareholders, with cause, by the affirmative vote of holders of not less than 75% of our common shares entitled to vote in the election of such Trustee or, with or without cause, by the affirmative vote of not less than 75% of the remaining Trustees;

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the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

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the requirement that amendments to our declaration of trust may be made only if approved by 60% of our Trustees, including 60% of our Independent Trustees;

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the business combination provisions of the MGCL, if the applicable resolution of our Board of Trustees is rescinded or if our Board’s approval of a combination is not obtained; and

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the control share acquisition provisions of the MGCL, if the provision in our bylaws exempting acquisitions of our shares from such provisions is amended or eliminated.

In addition, the agreement governing our revolving credit facility, or our credit agreement, also contains change in control provisions, which are further described below, and our business and property management agreements with RMR LLC contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.
For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.
Liability of Shareholders for Breach of Restrictions on Ownership
Our credit agreement provides that a change in our control, as defined in that agreement and including RMR LLC ceasing to act as our business and property manager, constitutes a default under such agreement, and a default under the agreement could result in a cross-default under our senior unsecured notes or our other debt. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our credit agreement or our other debt or other costs or expenses we may incur as a result of the breach, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.
SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private or other transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.

PLAN OF DISTRIBUTION
We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or our selling security holders also may, from time to time, authorize underwriters acting as our or their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or our selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We or our selling security holders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder’s securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.

In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR LLC and certain of its affiliates on various matters.
EXPERTS
The consolidated financial statements of Office Properties Income Trust appearing in Office Properties Income Trust’s Annual Report (Form 10-K) for the year ended December 31, 2019, including the schedule appearing therein, and the effectiveness of Office Properties Income Trust’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.opireit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Information Incorporated by Reference”), is not incorporated by reference into this prospectus or related registration statement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed with the SEC as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.
We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020;

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our Current Reports on Form 8-K filed on March 13, 2020, May 28, 2020, June 15, 2020 and June 18, 2020;

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the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, from our definitive Proxy Statement for our 2020 Annual Meeting of Shareholders dated April 13, 2020; and

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the description of our common shares contained in our registration statement on Form 8-A filed on June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 219-1410, Attention: Investor Relations.

Office Properties Income Trust
$350,000,000 2.400% Senior Notes due 2027
PROSPECTUS SUPPLEMENT
August 10, 2021
BofA Securities
PNC Capital Markets LLC
Wells Fargo Securities
Citigroup
RBC Capital Markets
US Bancorp
BMO Capital Markets
Mizuho Securities
Regions Securities LLC
SMBC Nikko
Truist Securities
Ramirez & Co., Inc.
Barclays
FHN Financial Securities Corp.
Morgan Stanley
UBS Investment Bank